Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Integrated Media Technology Limited (the “Company”) of our report dated April 28, 2022, relating to our audit of the consolidated statements of financial position of the Company and subsidiaries as of December 31, 2021, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the year ended December 31, 2021, and the related notes, included in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” appearing in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

August 17, 2022